Exhibit 99

Signature of Reporting Persons:

This statement on Form 3 is filed by Chicago Growth Partners, L.P., Chicago Growth Management, L.P. and Chicago Growth Management, L.L.C. The principal business address of each of the reporting entities is 303 West Madison Street, Suite 2500, Chicago, IL 60606. The reporting entities disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

Chicago Growth Partners, L.P.

By:	Chicago Growth Management, L.P.
Its General Partner

By:	Chicago Growth Management, L.L.C.
Its General Partner

By:	/s/ Arda M. Minocherhomjee, Ph.D.
Arda M. Minocherhomjee, Ph.D.
Managing Director

Chicago Growth Management, L.P.

By:	Chicago Growth Management, L.L.C.
Its General Partner

By:	/s/ Arda M. Minocherhomjee, Ph.D.
Arda M. Minocherhomjee, Ph.D.
Managing Director

Chicago Growth Management, L.L.C.

By:	/s/ Arda M. Minocherhomjee, Ph.D.
Arda M. Minocherhomjee, Ph.D.
Managing Director